UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2005

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-33411	31-1804543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 Commerce Drive, Honaker, Virginia	24260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 873-7000

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 22, 2005, the Board of Directors of New Peoples Bankshares, Inc. (“the Company”), appointed William C. Wampler, Jr. to serve as a director until the 2006 annual meeting of shareholders. In connection with the appointment of Senator Wampler, the Board increased the number of directors from 14 to 15, with Senator Wampler filling the vacancy created thereby, as permitted by the Company’s Bylaws. Senator Wampler will also serve as a director of New Peoples Bank, Inc. and NPB Financial Services, Inc., both of which are wholly-owned subsidiaries of the Company. There is no arrangement or understanding between Senator Wampler and any other persons pursuant to which he was selected as a director. Senator Wampler does not have a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. The Board appointed Senator Wampler to serve on the Executive Committee of the subsidiary NPB Financial Services, Inc. No other committee appointments have been made at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.
(Registrant)

/s/ C. Todd Asbury
C. Todd Asbury
Senior Vice President and Chief Financial Officer

Date: August 26, 2005